As filed with the Securities and Exchange Commission on December 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalyst Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-2020050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Blvd. Suite 710

South San Francisco, California 94080

(650) 871-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nassim Usman, Ph.D.

Chief Executive Officer

Catalyst Biosciences, Inc.

611 Gateway Blvd. Suite 710

South San Francisco, California 94080

(650) 871-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

(650) 813-5600

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Units
Total			$200,000,000	$24,240

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.
(2)

The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $200,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)

The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2018

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, preferred stock, debt securities, warrants, either individually or in units, with a total value of up to $200,000,000. We refer to our common stock, preferred stock, debt securities, warrants and units in this prospectus as “securities.”

Our common stock trades on The Nasdaq Capital Market under the symbol “CBIO.” On December 20, 2018, the last reported sale price of the common stock on The Nasdaq Capital Market was $7.10 per share.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus will also describe the specific manner in which we will offer the securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus carefully before you purchase any of our securities.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell to the public any part of the securities described in this prospectus, together or separately, in one or more offerings, for a maximum aggregate offering price not to exceed $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any such prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities offered thereby. Any such prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and the additional information described below under “Where You Can Find More Information” before making an investment decision.

This document may only be used where it is legal to sell these securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction whether the offer or sale is not permitted.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

For purposes of this prospectus, references to the terms “Catalyst,” the “Company,” “we,” “us” and “our” refer to Catalyst Biosciences, Inc., a Delaware corporation, unless the context otherwise requires.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

OUR COMPANY

We are a clinical-stage biopharmaceutical company focused on developing novel medicines to address serious medical conditions for individuals who need new or better treatment options. We are focusing our product development efforts in the field of hemostasis (the process that regulates bleeding) and have a mission to develop valuable therapies for individuals with hemophilia. We used a scientific approach to engineer several protease-based therapeutic candidates that regulate blood clotting.

Additional details of our development or clinical programs and related strategic agreements are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018.

We commenced operations in 2002 and are a Delaware corporation. Our corporate headquarters are located at South San Francisco, California 94080. Our telephone number is (650) 871-0761, and our website address is www.catalystbiosciences.com. The information on or accessible through our website does not constitute part of this prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment in our securities. Further, our reference to the URL for the website is intended to be an inactive textual reference only. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC. Our Code of Ethics can be found on our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement, as well as the documents we incorporate by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “could,” “intend,” “plan,” “may,” “will,” “seek,” “estimate,” “predict,” “project,” “potentially,” “continue,” “expect” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on our management’s assumptions and assessments in light of information currently available to our management, its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described under “Risk Factors” and in other sections in this prospectus and in our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus, that could cause actual results to differ materially from those anticipated in the forward-looking statements. See “Where You Can Find More Information” below and for information about how to obtain copies of those documents.

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:

•	the strategies, prospects, plans, expectations or objectives of management for future operations;

•	our focus on specific product candidates;

•	the progress, scope or duration of the development of product candidates or programs, clinical trial plans, timelines and potential results;

•	the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication;

•	our ability to protect intellectual property rights;

•

our anticipated operations, financial position, revenues, costs or expenses, statements regarding future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing;

•	potential regulatory filings for or approval of any of our product candidates;

•	the progress of our third-party collaborations, including estimated milestones;

•	our intention to seek, and the ability to enter into, strategic alliances and collaborations;

•

the responsibilities of our collaborators, including the responsibility to make cost reimbursement, milestone, royalty and other payments to us, and our expectations regarding our collaborators’ plans with respect to our products;

•	our responsibilities to our collaborators, including our responsibilities to conduct research and development, clinical trials and manufacture products;

•	the results and timing of clinical trials and the possible commencement of future clinical trials;

•	conditions for obtaining regulatory approval of our product candidates;

•	submission and timing of applications for regulatory approval;

•	the impact of the U.S. Food and Drug Administration (FDA) and other government regulations on our business;

•	uncertainties associated with obtaining and protecting patents and other intellectual property rights, as well as avoiding the intellectual property rights of others;

•	products and companies that will compete with the products we license to third-party collaborators;

•	the possibility we may commercialize our own products and build up our commercial, sales and marketing capabilities and other required infrastructure;

•	our employees, including the number of employees and the continued service of key management, technical and scientific personnel;

•	our future performance and obligations under agreements we have entered into, such as the definitive agreement related to the termination of the Pfizer Agreement;

•	our future performance and our expectations regarding our ability to achieve profitability;

•	requirements for us to purchase supplies and raw materials from third parties, and the ability of third parties to provide us with required supplies and raw materials;

•	sufficiency of our cash resources, anticipated capital requirements and capital expenditures and our need for additional financing;

•	the composition of future revenues;

•	accounting policies and estimates, including revenue recognition policies; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

Any such forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. All such forward-looking statements are made only as of the date of the document in which they are contained, based on our management’s beliefs and assumptions and information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements in light of future developments. You should also carefully consider other information set forth in reports or other documents that we file with the SEC.

RISK FACTORS

Our business is subject to certain risks and uncertainties. Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in this section, the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the commercial development of our products as well as our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Fourth Amended and Restated Certificate of Incorporation, as amended (the “restated certificate of incorporation”) and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Common Stock

Under our restated certificate of incorporation, we have authority to issue 100,000,000 shares of our common stock, par value $0.001 per share. As of December 20, 2018, 11,947,738 shares of our common stock were issued and outstanding. All shares of our common stock will, when issued, be duly authorized, fully paid and nonassessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations imposed by law and to the rights of the holders, if any, of our preferred stock. We have never paid cash dividends on our common stock, except with respect to a cash dividend paid in connection with the closing of our business combination with Targacept, Inc. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our restated certificate of incorporation and our bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “CBIO.”

Transfer Agent and Registrar. The transfer agent for our common stock is American Stock Transfer &Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Preferred Stock

Under our restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. As of December 20, 2018, the Company had no shares of preferred stock issued and outstanding.

Pursuant to our restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of any dividend, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate;

•	any redemption or sinking fund provisions;

•

if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, qualifications, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be duly authorized, fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with any other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•

senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Voting Rights. Holders of preferred stock will have voting rights as required by law or as indicated in the applicable prospectus supplement.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. Any transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Series A Convertible Preferred Stock

As of December 20, 2018, the Company had no shares of preferred stock issued and outstanding.

Liquidation Preference. In the event of a liquidation, the holders of Series A Convertible Preferred Stock will be entitled to participate on an as-converted-to-common-stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock.

Dividends. The Series A Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series A Convertible Preferred Stock on an as-converted basis. Other than as set forth in the previous sentence, the Series A Certificate of Designation provides that no other dividends shall be paid on shares of Series A Convertible Preferred Stock and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series A Certificate of Designation does not provide for any restriction on the repurchase of Series A Convertible Preferred Stock by us while there is any arrearage in the payment of dividends on the Series A Convertible Preferred Stock. There are no sinking fund provisions applicable to the Series A Convertible Preferred Stock.

Voting Rights. With certain exceptions, as described in the Series A Certificate of Designation, the Series A Convertible Preferred Stock has no voting rights. However, as long as any shares of Series A Convertible Preferred Stock remain outstanding, the Series A Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Series A Certificate of Designation, (b) increase the number of authorized shares of Series A Convertible Preferred Stock or (c) effect a stock split or reverse stock split of the Series A Convertible Preferred Stock or any like event.

Conversion. Each share of Series A Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock equal to $1,000.00 per share divided by the Conversion Price. The “Conversion Price” is initially $5.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Series A Certificate of Designation provides further that we shall not effect any conversion of the Series A Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”).

Call Right. Additionally, subject to certain exceptions, at any time prior to the three year anniversary of the issuance of the Series A Convertible Preferred Stock, subject to the Preferred Stock Beneficial Ownership Limitation, we will have the right to cause each holder of the Series A Convertible Preferred Stock to convert all or part of such holder’s Series A Convertible Preferred Stock in the event that (i) the volume weighted average price of our common stock for 30 consecutive trading days (the “Measurement Period”) exceeds 300% of the conversion price of the Series A Convertible Preferred Stock issued (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company and subject to the Preferred Beneficial Ownership Limitation. Our right to cause each holder of the Series A Convertible Preferred Stock to convert all or part of such holder’s Series A Convertible Preferred Stock shall be exercised ratably among the holders of the then outstanding Series A Convertible Preferred Stock.

Listing. We have not applied for listing of the Series A Convertible Preferred Stock on any securities exchange or other trading system.

Transfer Agent. The transfer agent for our Series A Convertible Preferred Stock is American Stock Transfer & Trust Company, LLC.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK

Anti-Takeover Effects of Provisions of Our Charter Documents

Our restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of our board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Catalyst and could increase the likelihood that incumbent directors will retain their positions. Our restated certificate of incorporation provides that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding stock.

Our restated certificate of incorporation requires that certain amendments to the restated certificate of incorporation and amendments by the stockholders of our bylaws require the affirmative vote of at least 66 2/3% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could delay changes in management.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual stockholders meeting, including proposed nominations of persons for election to our board of directors. At an annual stockholders meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary of the Company timely written notice, in proper form, of his or her intention to bring that business before the annual stockholders meeting. The amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board, the President or the Chief Executive Officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board, the President or the Chief Executive Officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual stockholders meeting.

Our restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by our board of directors and authorized at a special or annual stockholders meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification

Our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our amended and restated bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with each of our directors and with certain of our executive officers. Pursuant to the indemnification agreements, we has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture filed as an exhibit to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as the notes and supplemental agreements relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes this prospectus or as exhibits to a current report on Form 8-K if we offer debt securities.

We will issue senior debt securities under one or more senior indentures that we will enter into with a trustee named in the relevant senior indenture. We will issue subordinated debt securities under one or more subordinated indentures that we will enter into with a trustee named in the relevant subordinated indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We use the terms “indenture” and “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that would contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture would be identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Any successor to or acquiror of the indentures must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)

if we fail to pay interest when due and payable and our failure continues for 30 days, or within such other time period as may be specified in the applicable indenture, and the time for payment has not been extended or deferred;

(b)	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

(c)	if specified events of bankruptcy, insolvency or reorganization occur; and

(d)

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days, or within such other time period as may be specified in the applicable indenture, after we receive notice from the debenture trustee or holders of at least a majority in principal amount of the outstanding debt securities of an affected series, or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of the applicable series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25%, or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% (or, in the case of a default of the type described under subsection (d), above, a majority in principal amount of the outstanding debt securities of an affected series), or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days, or within such other time period as may be specified in the applicable indenture, after the notice, request and offer of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

•	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

•	to establish the form and terms of debt securities issued thereunder;

•

to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	to pledge to the trustee as security for the debt securities of any series any property or assets;

•	to add guarantees in respect of the debt securities of one or more series;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for certificated securities in addition to or in place of global securities;

•	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

•

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

•	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities; or

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver; or

•

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the debenture trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the debenture trustee, of a new certificate to the new holder.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days, or within such other time period as may be specified in the applicable indenture, before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

We, or an affiliate of ours, may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at our option (or our affiliate’s option), be held, resold or surrendered to the trustee for cancellation.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the debenture trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the relevant indenture with respect to such debt securities while they remain outstanding.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given him or her by the indentures at the request of any holder of debt securities unless he or she is offered reasonable security and indemnity against the costs, expenses and liabilities that he or she might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Outstanding Debt Securities

As of December 20, 2018, the Company had no outstanding debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Outstanding Warrants

As of December 20, 2018, we have outstanding warrants to purchase common stock as follows: (i) at any time until the 5-year anniversary of the original date of issuance in 2014, warrants to purchase an aggregate of 2,313 shares of our common stock at an exercise price of $499.05 per share, (ii) at any time until the 5-year anniversary of the original date of issuance in 2015, as applicable, warrants to purchase an aggregate of 7,772 shares of our common stock at an exercise price of $49.91 per share and warrants to purchase an aggregate of 24 shares of our common stock at an exercise price of $499.05 per share, and (iii) at any time until the 7-year anniversary of the original date of issuance in 2012, warrants to purchase an aggregate of 85 shares of our common stock at an exercise price of $392.70 per share. Effective November 13, 2018, Healthcare Ventures VIII, L.P. agreed to cancel outstanding warrants representing the right to purchase up to an aggregate 1,845 shares of the Company’s common stock (as adjusted for the 15:1 reverse stock split effected February 10, 2017).

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

Outstanding Units

We have no outstanding units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through any combination if these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP of Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Catalyst Biosciences, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at www.sec.gov and our website at www.catalystbiosciences.com. We have not incorporated by reference into this prospectus the information contained on our website and you should not consider it to be part of this prospectus. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 19, 2018;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC on May 3, 2018, August 2, 2018 and November 1, 2018, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on April 13, 2018, June 14, 2018, June 18, 2018, July 18, 2018, August 15, 2018, August 31, 2018 and December 18, 2018.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Catalyst Biosciences, Inc.

611 Gateway Blvd. Suite 710

South San Francisco, CA 94080

Attn: Fletcher Payne, Chief Financial Officer

(650) 871-0761

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$24,240
FINRA fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Miscellaneous		*

Total	$24,240	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Our Fourth Amended and Restated Certificate of Incorporation, as amended and as may be further amended and in effect from time to time, which we refer to as the restated certificate of incorporation, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the General Corporation Law of the State of Delaware, as amended, which we refer to as the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our amended and restated bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for Common Stock)*

1.2	Form of Underwriting Agreement (for Preferred Stock)*

1.3	Form of Underwriting Agreement (for Debt Securities)*

1.4	Form of Underwriting Agreement (for Warrants)*

1.5	Form of Underwriting Agreement (for Units)*

2.1	Agreement and Plan of Merger dated as of March 5, 2015, by and among Targacept, Inc., Catalyst Biosciences, Inc. and Talos Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and Catalyst dated May 6, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 12, 2015)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8, (Reg No. 333-133881), as filed with the SEC on May 8, 2006)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 20, 2015)

3.3	Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 10, 2017)

3.4	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 of the Company’s Form S-1/A (Reg No. 333-216663), as filed with the SEC on April 4, 2017)

4.1	Form of Common Stock Certificate*

4.2	Form of Certificate of Designations*

Exhibit Number	Description

4.3	Form of Warrant Agreement (including warrant certificate)*

4.4	Form of Unit Agreement (including form of unit certificate)*

4.5	Form of Indenture

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)(1)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 21st day of December, 2018.

Catalyst Biosciences, Inc.

By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nassim Usman and Fletcher Payne, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 to be filed in connection with the offering of securities of Catalyst Biosciences, Inc., and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/S/ NASSIM USMAN, PH.D. Nassim Usman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2018

/S/ FLETCHER PAYNE Fletcher Payne	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 21, 2018

/S/ ERROL B. DE SOUZA, PH.D. Errol B. De Souza, Ph.D.	Director	December 21, 2018

/S/ JEFF HIMAWAN, PH.D. Jeff Himawan, Ph.D.	Director	December 21, 2018

/S/ AUGUSTINE LAWLOR Augustine Lawlor	Director	December 21, 2018

/S/ JOHN P. RICHARD John P. Richard	Director	December 21, 2018

/S/ STEPHEN A. HILL, M.D. Stephen A. Hill, M.D.	Director	December 21, 2018

/S/ ANDREA S. HUNT Andrea S. Hunt	Director	December 21, 2018

/S/ EDWARD WILLIAMS Edward Williams	Director	December 21, 2018